Exhibit
Number	Description
2.1
Asset Sale Agreement, dated as of December 5, 2012, by and between Harris Corporation and HBC Solutions, Inc. (formerly known as Gores
Broadcast Solutions, Inc.), incorporated herein by reference to Exhibit 2.1 to Harris’ Current Report on Form 8-K filed with the SEC on
December 11, 2012. (Commission File Number 1-3863)*

• Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Harris hereby agrees to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.